Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 o: 512.338.5400 f: 866.974.7329

October 15, 2026

Amaero Inc.

130 Innovation Drive SW

McDonald, TN 37353

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Amaero Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 5,781,803 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”), consisting of: (i) 1,781,803 shares of Common Stock issuable pursuant to currently outstanding options under the Company's Employee Incentive Plan, as amended (the “Employee Incentive Plan”), and (ii) 4,000,000 shares of Common Stock reserved for issuance under the Company’s 2026 Equity Incentive Plan (together with the Employee Incentive Plan, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner described in the applicable Plan and pursuant to the agreements that accompany such Plan, will be legally and validly issued, fully paid and nonassessable.

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SALT LAKE CITY san diego san francisco seattle shanghai washington, dc wilmington, de

Amaero Inc.

October 15, 2026

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation